                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                       RAYOVAC CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                              RAYOVAC CORPORATION
                               601 RAYOVAC DRIVE
                            MADISON, WISCONSIN 53711

June 20, 2000

Dear Shareholder:

    On Thursday, July 20, 2000, Rayovac Corporation will hold its annual meeting of shareholders. On behalf of the Board of Directors, I am pleased to invite you to join us so we can report to you on the activities of Rayovac during 1999 and discuss the outlook for 2000. The meeting will be held at our headquarters at 601 Rayovac Drive, Madison, Wisconsin and is scheduled to begin at 8:00 a.m.

    This year you are being asked to act on the following matters: (1) the election of directors and (2) the ratification of the Board of Directors' appointment of independent auditors for 2000. These proposals are described in the attached proxy statement which you are encouraged to read fully.

    Whether or not you plan to attend the meeting, it is important that your shares be represented at the annual meeting. Regardless of the number of shares you own, please complete, sign, date, and return the enclosed proxy promptly.

We appreciate your continued support.

Sincerely,

/s/ David A. Jones

David A. Jones
CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

                              RAYOVAC CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Rayovac Corporation:

    The annual meeting of the shareholders of Rayovac Corporation (the "Annual Meeting") will be held at the Company's headquarters, 601 Rayovac Drive, Madison, Wisconsin 53711, on Thursday, July 20, 2000, at 8:00 a.m., Wisconsin time, for the following purposes:

1. To elect three (3) directors of the Company for a term expiring at the 2003 Annual Meeting;

2. To ratify the appointment by the Board of Directors of KPMG LLP, certified public accountants, as independent auditors for the Company for 2000; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on Monday, June 5, 2000 will be entitled to vote at the Annual Meeting, whether in person or by proxy. Please complete, sign, date, and return the enclosed proxy card as soon as possible in the envelope provided. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person, if they wish to do so.

                                          By Order of the Board of Directors

                                          /s/ James T. Lucke

                                          James T. Lucke
                                          Secretary

601 Rayovac Drive
Madison, Wisconsin 53711
June 20, 2000

                                   IMPORTANT

    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, IF YOU DESIRE TO DO SO, EVEN IF YOU HAVE RETURNED A PROXY CARD.

                              RAYOVAC CORPORATION
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 20, 2000

GENERAL

    We are furnishing this proxy statement to shareholders of record of Rayovac Corporation ("Rayovac" or the "Company") in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Thursday, July 20, 2000, at 8:00 a.m. at the Company's headquarters located at 601 Rayovac Drive, Madison, Wisconsin, and at any adjournments or postponements thereof, for the purposes set forth in the foregoing notice of annual meeting. The notice of annual meeting, this proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about June 20, 2000.

VOTING SECURITIES AND VOTE REQUIRED

    Only holders of record of common stock, par value $.01 per share, of the Company (the "Common Stock") as of the close of business on June 5, 2000 (the "Record Date"), are entitled to receive notice of and to vote at the annual meeting. On the Record Date, there were 27,521,676 shares of Common Stock outstanding, constituting all of the outstanding voting securities of the Company. Shareholders are entitled to one vote for each share of Common Stock they held as of the Record Date.

    A quorum of shareholders is necessary to hold a valid annual meeting. A quorum will exist at the annual meeting if the holders of record as of the Record Date of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the annual meeting. Shares held as of the Record Date by holders who are present in person or represented by proxy at the annual meeting but who have abstained from voting or not voted with respect to some or all of such shares on any proposal to be voted on at the annual meeting will be counted as present for purposes of establishing a quorum.

    To be elected as a director at the annual meeting (Proposal No. 1), each candidate for election must receive a plurality of the votes cast by the shareholders present in person or represented by proxy at the annual meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting, provided a quorum is present, is required to ratify the Board of Directors' selection of KPMG LLP as the Company's independent auditors for fiscal year 2000 (Proposal No. 2).

    Shares represented by proxies which are marked "WITHHELD" with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" with regard to Proposal No. 2 will be considered present in person or represented by proxy at the annual meeting and will have the effect of a negative vote because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting.

    Brokers holding your shares in their name will be permitted to vote such shares with respect to Proposal Nos. 1 and 2 without instruction from you, therefore broker non-votes will have no effect on the outcome of the vote on these proposals.

PROXIES

VOTING YOUR PROXY

    You may vote in person at the annual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

    Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

    If you sign and timely return your proxy card but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the annual meeting, your shares will be voted FOR each of such proposal(s), and the individuals named in the proxy card will have discretionary authority to vote upon any adjournment of the annual meeting, including for the purpose of soliciting additional proxies.

HOW TO VOTE BY PROXY

    You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If you hold your shares through a broker or other custodian, you should check the voting form used by that firm to see if it offers telephone or Internet voting.

REVOKING YOUR PROXY

    You may revoke your proxy before it is voted by:

    - notifying the Secretary of the Company in writing before the annual meeting that you have revoked your proxy; or

    - voting in person at the annual meeting.

VOTING IN PERSON

    If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your "street name" shares held as of the Record Date.

PROXY SOLICITATION

    This solicitation is made on behalf of our Board of Directors and we will bear the costs of the solicitation. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of approximately $6,500 plus reasonable out-of-pocket expenses. Proxies may also be solicited by telephone, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Board of Directors currently consists of seven members, as determined in accordance with the Company's Amended and Restated By-Laws. In accordance with the Company's Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, designated Class I, Class II, and Class
III. There are three vacancies in Class III, whose term will expire at the 2003 annual meeting.

    The shares represented by all proxies received will be voted for these nominees, except to the extent authority to do so is withheld as provided for in the enclosed proxy card. If any such nominee should be unable or unwilling to serve, all proxies received will be voted for the person, if any, as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to believe that any nominee will not be available to serve as a director. The names of the nominees being presented for consideration by the shareholders, all of whom are incumbent directors, their ages, the years they have been directors of the Company, and certain other information about them are set forth below.

NOMINEES FOR VACANCIES ON THE BOARD OF DIRECTORS

    Nominees for the vacancies in Class III, whose terms will expire at the 2003 annual meeting of shareholders, are as follows:

Kent J. Hussey..........  Mr. Hussey is a director of the Company and has served as
Age 54                    President and Chief Operating Officer of the Company since
                          April 1998. Prior to that time and since joining the Company in October 1996, Mr. Hussey was the Executive Vice President
                          of Finance and Administration, Chief Financial Officer and a
                          director of the Company. From 1994 to 1996, Mr. Hussey was
                          Vice President and Chief Financial Officer of ECC
                          International, a producer of industrial minerals and
                          specialty chemicals, and from 1991 to July 1994 he served as
                          Vice President and Chief Financial Officer of The Regina
                          Company. Mr. Hussey also serves as a director of American
                          Woodmark Corporation.

Warren C. Smith, Jr.      Mr. Smith has been a director of the Company since September
Age 43                    1996 and has been employed by Thomas H. Lee Co. since 1990 and currently serves as a Managing Director of Thomas H. Lee
                          Co. In addition, Mr. Smith is a Vice President of Thomas H.
                          Lee Advisor I and T.H. Lee Mezzanine II. Mr. Smith is also a
                          Managing Director and Member of THL Equity Advisors Limited
                          Partnership III, which is the general partner of Thomas H.
                          Lee Equity Fund III L.P. and a Managing Director and Member
                          of THL Equity Advisors IV, LLC, which is the general partner of Thomas H. Lee Equity Fund IV, L.P. He is also a director of Finlay Enterprises, Inc., Finlay Fine Jewelry Corporation
                          and various private corporations.

Joseph W. Deering.......  Mr. Deering has been a director of the Company since July
Age 60                    1998. He served as President for the food equipment group of
                          Premark International, Incorporated from 1992 until his
                          retirement in December 1999. Previously Mr. Deering served as President for Leucadia Manufacturing and President and
                          Chief Executive Officer for Tomkins Industries. Mr. Deering
                          is also a director for both Quadlux Inc. and Trion, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

DIRECTORS CONTINUING IN OFFICE

    The directors continuing in Class I are as follows:

David A. Jones..........  Mr. Jones has served as the Chairman of the Board of
Age 50                    Directors and Chief Executive Officer of the Company since
                          September 1996. From September 1996 to April 1998, Mr. Jones
                          also served as President of the Company. Between February
                          1995 and March 1996, Mr. Jones was Chief Operating Officer,
                          Chief Executive Officer and Chairman of the Board of
                          Directors of Thermoscan, Inc., a manufacturer and marketer of infrared ear thermometers for consumer and professional use. From 1989 to September 1994, he served as President and
                          Chief Executive Officer of The Regina Company, a
                          manufacturer of vacuum cleaners and other floor care
                          equipment. In addition, Mr. Jones serves as a director of
                          United Industries Corp. and Tyson Foods, Inc. Mr. Jones has
                          over 25 years of experience working in the consumer durables industry, most recently in management of operations,
                          manufacturing and marketing.

Scott A. Schoen.........  Mr. Schoen has been a director of the Company since
Age 41                    September 1996 and is a Managing Director of Thomas H. Lee
                          Co., which he joined in 1986. In addition, Mr. Schoen is a
                          Vice President of Thomas H. Lee Advisors I and Thomas H. Lee
                          Advisors II. Mr. Schoen is also a Trustee of THL Equity
                          Trust III, the general partner of THL Equity Advisors
                          Limited Partnership III, which is the general partner of
                          Thomas H. Lee Equity Fund III L.P. He is also a Managing
                          Director and Member of THL Equity Advisors IV, LLC, which is the general partner of Thomas H. Lee Equity Fund IV, L.P.
                          Mr. Schoen is also a director of Syratech Corporation,
                          TransWestern Communications Corp. and several private
                          corporations.

    The directors continuing in office in Class II are as follows:

John S. Lupo............  Mr. Lupo has been a director of the Company since July 1998,
Age 53                    and is a principal in the consulting firm Renaissance
                          Partners, L.C., which he joined in February 2000. From
                          October 1998 until November 1999, he served as Executive
                          Vice President for sales and marketing for Bassett Furniture
                          Industries, Inc. From April 1998 to October 1998, Mr. Lupo
                          served as a consultant in the consumer products industry.
                          Prior to that time and since August 1996, Mr. Lupo served as
                          Senior Vice President and Chief Operating Officer for the
                          international division of Wal-Mart Stores, Inc. and from
                          October 1990 to August 1996, as Senior Vice President --
                          General Merchandise Manager of Wal-Mart Stores, Inc.

Thomas R. Shepherd......  Mr. Shepherd has been a director of the Company since
Age 70                    September 1996. Mr. Shepherd is currently a Special Partner of Thomas H. Lee Co. and has been engaged as a consultant to
                          Thomas H. Lee Co. since 1986. In addition, Mr. Shepherd is an Executive Vice President of Thomas H. Lee Advisors I and
                          an officer of various other Thomas H. Lee Co. affiliates. He is also a director of The Vermont Teddy Bear Co., Inc. and various private corporations.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    In addition to the directors set forth above who are executive officers of the Company, set forth below is certain information concerning non-director employees who also serve as executive officers of the Company:

    Stephen P. Shanesy, age 43, has been the Executive Vice President of Global Brand Management of the Company since April 1998. Prior to that time and from December 1997, Mr. Shanesy served as Senior Vice President of Marketing and the General Manager of General Batteries and Lights of the Company. From December 1996 to January 1998, Mr. Shanesy was the Senior Vice President of Marketing and the General Manager of General Batteries. From 1993 to 1996 Mr. Shanesy was Vice President of Marketing of Oscar Mayer.

    Kenneth V. Biller, age 52, was named the Company's Executive Vice President of Operations in October, 1999. From August 1998 to October 1999, he was the Senior Vice President of Operations. From January to August 1998 he was Senior Vice President of Manufacturing/Supply Chain. Prior to that time, and since 1996, he was the Senior Vice President and General Manager of Lighting Products & Industrial and was Vice President and General Manager of Lighting Products & Industrial since 1995. Mr. Biller joined the Company in 1972 and has held several positions, including Director of Technology/Battery Products and Vice President of Manufacturing.

    Merrell M. Tomlin, age 48, has been Executive Vice President of Sales of the Company since October 1998. Mr. Tomlin joined the Company in October 1996 as Senior Vice President of Sales. From March 1996 to September 1996, Mr. Tomlin served as Vice President of Sales of Braun of North America/ Thermoscan and from August 1995 to March 1996, he served as Vice President of Sales of Thermoscan, Inc. Prior to that time, Mr. Tomlin was Vice President of Sales of various divisions of Casio Electronics.

    Randall J. Steward, age 46, was named the Company's Executive Vice President of Administration and Chief Financial Officer in October 1999. Mr. Steward joined the Company in March 1998 as Senior Vice President of Corporate Development and was named Senior Vice President of Finance and Chief Financial Officer in April 1998, a position he held until October 1999. From October 1997 to March 1998, Mr. Steward worked as an independent consultant, primarily with Thermoscan, Inc. and Braun AG, assisting with financial and operational issues. From March 1996 to September 1997, Mr. Steward served as President and General Manager of Thermoscan, Inc. From January 1992 to March 1996, he served as Executive Vice President of Finance and Administration and Chief Financial Officer of Thermoscan, Inc.

    Luis A. Cancio, age 60, joined the Company in August 1999 as Senior Vice President and General Manager of Rayovac Latin America. In April 1997,
Mr. Cancio became a founding principal of XCELL Group LLC, a private investment firm, and remains a director of that firm. From 1980 to 1996 he held positions of increasing responsibility at Duracell International Inc., beginning as Vice President in Latin America and ending his tenure as Senior Vice President in other international markets.

                                 BOARD ACTIONS;
                      COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held four regular meetings, one special meeting, and acted by unanimous written consent three times during fiscal 1999. Mr. Deering attended fewer than 75% of the meetings due to illness.

    The Board of Directors has designated two principal standing committees, the Audit Committee and the Compensation Committee. The function of these committees and the number of meetings held in fiscal 1999 are described below.

    The Audit Committee, whose current members are Scott A. Schoen, Warren C. Smith, Jr., and Thomas R. Shepherd, met once in fiscal 1999. The Committee's duties are to (1) review with management and the independent auditors the Company's accounting policies and practices and the adequacy of internal controls; (2) review the scope and results of the annual examination performed by the independent auditors; and (3) make recommendations to the Board of Directors regarding the appointment of the independent auditors and approval of the services performed by the independent auditors, and fees related thereto.

    The Compensation Committee, whose current members are Warren C. Smith, Jr., Scott A. Schoen, and Thomas R. Shepherd, met once in fiscal 1999. The Committee is responsible for establishing the Company's executive officer compensation policies and for the administration of those policies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of our Common Stock as of June 5, 2000 by:

    - each person who is known by us to beneficially own more than five percent of the outstanding shares of our Common Stock;

    - each of our directors and each named executive officer (as defined herein); and

    - all of our current directors and executive officers as a group.

    This information is based upon information received from or on behalf of the individuals named herein.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 27,521,676 shares of Common Stock outstanding as of the close of business on June 5, 2000. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of May 31, 2000, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

NAME AND ADDRESS OF BENEFICIAL                                                  NUMBER OF SHARES
OWNER                                                     NUMBER OF SHARES   SUBJECT TO OPTIONS (1)   PERCENT
------------------------------                            ----------------   ----------------------   --------
Thomas H. Lee Equity Fund III, L.P. (2).................     9,928,579                     --           36.1
75 State Street, Suite 2600
Boston, MA 02109
Thomas H. Lee Foreign Fund III, L.P. (2)................       615,051                     --            2.2
75 State Street, Suite 2600
Boston, MA 02109
THL-CCI Limited Partnership (3).........................     1,042,405                     --            3.8
75 State Street, Suite 2600
Boston, MA 02109
FMR Corp. (4)...........................................     3,573,650                     --           13.0
82 Devonshire Street
Boston, MA 02109
David A. Jones (5)......................................        35,751(5)             546,945            2.1
Kent J. Hussey..........................................        29,443                125,130              *
Roger F. Warren.........................................       301,744                136,738            1.6
Stephen P. Shanesy......................................        19,803                 73,368              *
Kenneth V. Biller.......................................        51,208                 73,368              *
Merrell M. Tomlin.......................................         3,516                 73,368              *
Randall J. Steward......................................        12,400                 54,851              *
Luis A. Cancio..........................................         3,000                     --              *
Scott A. Schoen (2) (6).................................        50,036                     --              *
Thomas R. Shepherd (2)(6)...............................        26,061                     --              *
Warren C. Smith, Jr. (2) (6)............................        41,703                     --              *
Joseph W. Deering.......................................         5,000                  3,000              *
John S. Lupo............................................         2,500                  3,000              *
All directors and executive officers as a group (13                                 1,089,768            5.8
  persons)..............................................       582,165

--------------------------

* Indicates less than 1% of the total number of outstanding shares of Common Stock.

(1) Reflects the number of shares issuable upon the exercise of options exercisable within 60 days of May 31, 2000.

(2) THL Equity Advisors III Limited Partnership ("Advisors"), the general partner of the THL Fund and Thomas H. Lee Foreign Fund III, L.P., THL Equity Trust III ("Equity Trust"), the general partner of Advisors, Thomas H. Lee, Scott A. Schoen, Warren C. Smith, Jr. and other managing directors of Thomas
    H. Lee Co., as Trustees of Equity Trust, and Thomas H. Lee, as sole shareholder of Equity Trust, may be deemed to be beneficial owners of the shares of Common Stock held by these funds. Each of these persons disclaims beneficial ownership of all shares.

(3) THL Investment Management Corp., the general partner of THL-CCI Limited Partnership, and Thomas H. Lee, as director and sole shareholder of THL Investment Management Corp., may also be deemed to be beneficial owners of the shares of Common Stock held by THL-CCI Limited Partnership. THL Investment Management Corp. disclaims beneficial ownership of such shares. Thomas H. Lee disclaims beneficial ownership of such shares except to the extent of his direct pecuniary interest.

(4) FMR Corp. and related persons and entities reported on a Schedule 13G filed on February 14, 2000 that they were the beneficial owners of 3,573,650 shares of the Company's Common Stock. This report indicates that FMR Corp. has the sole or shared power to vote or direct the vote for none of such shares and sole investment power for all of such shares.

(5) Includes 2,957 shares representing Mr. Jones' proportional interest in the THL Fund. Mr. Jones disclaims beneficial ownership of these shares.

(6) Represents the proportional interest of such individual in THL-CCI Limited Partnership. In the case of Mr. Smith, share amounts also include 9,786 shares which Mr. Smith may be deemed to beneficially own as a result of Mr. Smith's childrens' proportional beneficial interest in THL-CCI Limited Partnership.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company during or in respect of the fiscal year ended September 30, 1999, the Company is not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year, except Luis A. Cancio who filed one late Form 3 and Randall
J. Steward who filed one late Form 4 covering two purchases of securities of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth compensation paid to our Chief Executive Officer and the other four most highly compensated executive officers during fiscal 1999, fiscal 1998 and fiscal 1997 for services rendered in all capacities to the Company. We refer to these officers as our named executive officers in other parts of this proxy statement.

                                                                            OTHER         SECURITIES
                                                                            ANNUAL        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     FISCAL YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#)   COMPENSATION($)
---------------------------     -----------   ----------   ---------   ----------------   -----------   ---------------
David A. Jones,                    1999         500,000     250,000        264,800(1)                        12,700(2)
  Chairman of the Board            1998         465,000     250,000        168,900(3)                        11,100(2)
  and Chief Executive              1997         400,000     218,500         65,800           84,204          76,400(4)
  Officer

Kent J. Hussey,                    1999         325,000     412,500                                          14,300(2)
  President and Chief              1998         304,600     162,500                          72,106         489,800(5)
  Operating Officer                1997         275,000     185,000                         253,756          61,400(4)

Roger F. Warren,                   1999         270,000     152,100                                         199,500(6)
  President/International          1998         270,000     108,000                                          13,700(2)
  and Contract Micropower          1997         258,000     103,200                          28,569           4,100(2)

Stephen P. Shanesy,                1999         250,000     100,000                          25,000           8,200(2)
  Executive Vice                   1998         235,000      94,000                                           8,800(2)
  President of Global              1997         154,900     140,000                         137,024           2,700(2)
  Brand Management

Merrell M. Tomlin,                 1999         230,000     114,000                          25,000         151,600(7)
  Executive Vice                   1998         197,500      82,000                                          48,900(4)
  President of Sales               1997         180,000      97,000                         130,653          78,200(4)

------------------------

(1) Includes approximately $120,000 related to a Company provided residence, $70,000 related to interest on the executive note (as defined herein) and $50,000 related to personal use of the Company aircraft.

(2) Represents contributions to 401K plan and pension plan termination benefits.

(3) Includes approximately $70,000 related to interest on the executive note (as defined herein) and $48,000 related to a Company provided condominium.

(4) Represents relocation payments and contributions to 401K plan.

(5) Represents relocation payments, compensation from the exercise of stock options and contributions to 401K plan.

(6) Includes contributions to 401K plan and approximately $189,900 of pension plan termination benefits.

(7) Represents relocation payments, contributions to 401K plan and pension plan termination benefits.

OPTION GRANTS AND EXERCISES

    In connection with the recapitalization of the Company in 1996, the Board adopted the Rayovac Corporation 1996 Stock Option Plan (the "1996 Plan"). Pursuant to the 1996 Plan, options may be granted with respect to an aggregate of 3,000,000 shares of Common Stock. At September 30, 1999 an aggregate of 2,127,242 options to purchase shares of Common Stock at a weighted average exercise price of $5.47 per share, 911,577 of which have been granted to David
A. Jones in accordance with the terms of his employment agreement, were outstanding. See "Employment Agreements." In September 1997, the Board adopted the 1997 Rayovac Incentive Plan ("Incentive Plan"). Pursuant to the Incentive Plan, options to purchase up to 3,000,000 shares of Common Stock may be granted. At September 30, 1999 an aggregate of 699,553 options at a weighted average exercise price of $20.29 were outstanding. Pursuant to the Rayovac Corporation 1997 Stock Option Plan (the "1997 Plan"), options to purchase an aggregate of 556,222 shares of Common Stock were granted to certain management employees, which options were immediately exercised or surrendered to the Company's Deferred Compensation Plan as of such date.

    The following table discloses the grants of stock options during fiscal 1999 to the named executive officers.

                          OPTION GRANTS IN FISCAL 1999

                                                      INDIVIDUAL GRANTS
                                 ------------------------------------------------------------    POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                  NUMBER OF    PERCENT OF TOTAL                                  ANNUAL RATES OF STOCK
                                 SECURITIES        OPTIONS        EXERCISE                      PRICE APPRECIATION FOR
                                 UNDERLYING       GRANTED TO       OR BASE                            OPTION TERM
                                   OPTIONS       EMPLOYEES IN       PRICE                       -----------------------
NAME                             GRANTED (#)     FISCAL YEAR      ($/SHARE)   EXPIRATION DATE     5% ($)      10% ($)
----                             -----------   ----------------   ---------   ---------------   ----------   ----------
David A. Jones.................        --              --              --               --             --           --
Kent J. Hussey.................        --              --              --               --             --           --
Roger F. Warren................        --              --              --               --             --           --
Stephen P. Shanesy.............    25,000             5.6          $16.19        9/30/2009       $254,545     $645,067
Merrell M. Tomlin..............    25,000             5.6          $16.19        9/30/2009       $254,545     $645,067

    The following table sets forth information concerning options to purchase Common Stock held by the named executive officers.

  AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                               SHARES                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                              ACQUIRED                            OPTIONS AT                    OPTIONS AT
                                 ON           VALUE           FISCAL YEAR END (#)         FISCAL YEAR END ($)(1)
NAME                         EXERCISE(#)   REALIZED ($)   (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
----                         -----------   ------------   ---------------------------   ---------------------------
David A. Jones.............          --            --            546,945/364,632             9,426,597/6,284,433
Kent J. Hussey.............          --            --            125,130/140,729             1,768,259/1,571,074
Roger F. Warren............          --            --             136,736/91,158             2,356,645/1,571,108
Stephen P. Shanesy.........          --            --              73,368/65,579             1,205,497/1,071,254
Merrell M. Tomlin..........          --            --              73,368/65,579             1,205,497/1,071,254

------------------------

(1) These values were calculated using the $21.63 per share closing price of the Common Stock as quoted on the NYSE on September 30, 1999.

DIRECTOR COMPENSATION

    Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Non-employee directors of the Company are reimbursed for their out-of-pocket expenses in attending meetings of the Board of Directors. Messrs. Lupo and Deering receive $5,000 per quarterly meeting in their capacities as directors. Messrs. Schoen, Shepherd and Smith receive no fees in their capacities as directors. See "Certain Relationships and Related Transactions" for a description of certain other arrangements pursuant to which Thomas H. Lee Co., of which Messrs. Schoen and Smith are managing directors and Mr. Shepherd is a special partner, receives compensation from the Company.

EMPLOYMENT AGREEMENTS

    On April 27, 1998, we entered into an amended and restated employment agreement with David A. Jones and on January 13, 2000, we entered into an amended and restated employment agreement with Kent J. Hussey. Under their respective employment agreements, Mr. Jones is entitled to a base salary of $500,000 per annum and Mr. Hussey is entitled to a base salary of $350,000 per annum (such base salaries may be increased from time to time at the discretion of the Board of Directors) and each of these executives is entitled to an annual bonus based upon the Company achieving certain annual performance goals established by the Board of Directors. Each of these employment agreements expires on April 30, 2001, and Mr. Hussey's employment agreement provides for automatic renewal for successive one year periods unless terminated earlier upon 90 days prior written notice by either Mr. Hussey or the Company. At any time, each of these executives has the right to resign and terminate their respective employment agreement upon 60 days notice. Upon such resignation, we must pay to the resigning executive any unpaid base salary. These employment agreements provide that, upon termination of the executive's employment for death or disability, we will pay to the terminated executive or his estate any unpaid base salary, any accrued but unpaid bonus through the date of termination and a pro rata portion of the bonus for such period, the executive's base salary for a period of 12 months in the case of Mr. Jones or 24 months in the case of Mr. Hussey, and any other benefits until the earlier of the end of the term of the agreement or 12 months in the case of Mr. Jones, or 24 months for Mr. Hussey, in either case from the date of termination. In addition, Mr. Jones' employment agreement also provides that Mr. Jones shall receive any additional salary due until the earlier of the end of the term or 12 months from the date of termination upon Mr.

Jones' termination for death or disability. We have the right to terminate employment for "cause" (as defined) and shall be obligated to pay to the terminated executive any unpaid base salary accrued through the date of termination. In the event the executive is terminated without cause (as defined), we must pay to him any unpaid base salary, any accrued but unpaid bonus through the date of termination and his base salary, other benefits, and, in the case of Mr. Jones only, any additional salary, until the earlier of the end of the term of the agreement or 12 months in the case of Mr. Jones, or 24 months in the case of Mr. Hussey, in either case from the date of termination.

    These employment agreements also provide that, during the term of the agreement or the period of time served as a director, and for one year thereafter, neither executive shall engage in or have any business which is involved in the industries in which we are engaged.

    In connection with our 1996 recapitalization, Mr. Jones also purchased 227,895 shares of Common Stock at approximately $4.39 per share. One-half of the purchase price was paid in cash and one-half with a promissory note, which we refer to as the executive note in other parts of this proxy statement. The Company holds the executive note in the principal amount of $500,000 from Mr. Jones in connection with the purchase of shares of Common Stock. Mr. Jones will receive additional salary at an initial rate of $35,000 annually as long as the executive note remains outstanding.

SEVERANCE AGREEMENTS

    Each of Stephen P. Shanesy and Merrell M. Tomlin has entered into a severance agreement with the Company pursuant to which, in the event that his employment is terminated during the term of the severance agreement (a) by the Company without cause (as defined) or (b) by reason of death or disability (as defined), the Company shall pay him an amount in cash equal to two times the sum of (i) his base salary as in effect for the fiscal year ending immediately prior to the fiscal year in which such termination occurs and (ii) the annual bonus (if any) earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which such termination occurs, such amount to be paid ratably monthly in arrears over the remaining term of the severance agreement. In the event of such termination, the Company shall also maintain, for the twelve-month period following such termination, insurance benefits for such individual and his dependents similar to those provided immediately prior to such termination. Under the severance agreements, each of Messrs. Shanesy and Tomlin has agreed that, for two years following the later of the end of the term of the severance agreement or the date of termination, he will not engage or have a financial interest in any business which is involved in the industries in which we are engaged. The initial term of each severance agreement is one year with automatic one-year renewals thereafter, subject to thirty days notice of non-renewal prior to the end of the then current term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1999, the Compensation Committee of the Board of Directors was composed of Scott A. Schoen, Thomas R. Shepherd and Warren C. Smith, Jr.

    None of the members of the compensation committee is currently or has been, at any time since our formation, one of our officers or employees. No member of our compensation committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PROCEDURES AND POLICIES

    The Compensation Committee determines the compensation of all of the executive officers of the Company. Decisions by the Compensation Committee relating to stock options are reviewed and approved by the full Board of Directors.

    The Company's executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to the Company's success in meeting specified profit, growth, and performance goals and to appreciation in the Company's stock price. The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executive and shareholder interest through equity based plans.

    The Company's executive compensation consists of three key components: base salary, annual incentive compensation, and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components, including the basis for the compensation awarded to David A. Jones, as the Company's Chief Executive Officer, are discussed below.

BASE SALARY

    In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Company's Chief Executive Officer and the recommendation of the Chief Executive Officer with regard to the base salary of the Chief Operating Officer and all other executive officers of the Company. The Compensation Committee then approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers.

    Recommended base salaries of the executive officers are based upon the base salary ranges recommended annually by the Chief Executive Officer of the Company. The Compensation Committee reviews available national survey data regarding salaries of persons holding comparable positions at comparably sized consumer goods companies to establish base salary ranges.

    The base salary of Mr. Jones was reviewed at the September 1999 meeting of the Compensation Committee. In evaluating Mr. Jones' performance and setting his salary for 2000, the Compensation Committee considered the Company's achievement of its annual goals relating to earnings per share, sales growth, and return on investment in fiscal 1999. In consideration of these factors, the compensation Committee approved Mr. Jones' base salary of $500,000 for fiscal 2000.

ANNUAL INCENTIVE COMPENSATION

    The Company's executive officers are entitled to participate in an incentive bonus plan that provides for the payment of cash bonuses based on the Company's achievement of its financial goals. The Company's goal for fiscal 1999 was based upon the level of earnings before interest, tax, depreciation, and amortization ("EBITDA"). Since the Company achieved its EBITDA goal for fiscal 1999, awards were paid out at 100% of the target bonus amount. Based on these results, Mr. Jones was awarded a bonus of $250,000 for fiscal 1999.

    The senior vice presidents and executive vice presidents are entitled to participate in the annual incentive bonus plan for 2000, which calls for payment of 50% of their annual salaries in the event that the Company reaches 100% of its target financial goals. Bonuses can exceed that amount if the Company exceeds its financial performance targets. Based on the Company's EBITDA in fiscal 1999, the Company awarded bonuses at 100% of the target levels for all participants in the bonus plan.

STOCK OPTIONS

    The Company's executive officers are also entitled to participate in the 1996 Plan and are eligible to participate in the Incentive Plan.

    Under the 1996 Plan, stock options to acquire up to 3,000,000 shares of Common Stock, in the aggregate, may be granted to select employees and directors of the Company under either or both a time-vesting or a performance-vesting formula at an exercise price equal to the market price of the Common Stock on the date of grant. The time-vesting options become exercisable primarily in equal 20% increments over a five year period. The performance-vesting options become exercisable at the end of ten years with accelerated vesting over each of the next five years if the Company achieves certain performance goals. Accelerated vesting may also occur upon a sale of the Company, as defined in the 1996 Plan. As of September 30, 1999, options with respect to 2,127,242 shares of Common Stock were outstanding under the 1996 Plan.

    In 1997, the Board adopted the Incentive Plan. The Incentive Plan replaced the 1996 Plan and no further awards will be granted under the 1996 Plan, other than awards of options for shares up to an amount equal to the number of shares covered by options that terminate or expire prior to being exercised. Under the Incentive Plan, the Company may grant to employees and non-employee directors stock options, stock appreciation rights, restricted stock, and other stock-based awards, as well as cash-based annual and long-term incentive awards. Accelerated vesting will occur in the event of a change in control, as defined in the Incentive Plan. Up to 3,000,000 shares of Common Stock may be issued under the Incentive Plan. The Incentive Plan expires in August 2007. As of September 30, 1999, options with respect to 669,553 shares of Common Stock were outstanding under the Incentive Plan.

    See "Executive Compensation and Other Information" for a description of the options awarded to the various executive officers.

    The foregoing report is furnished by the Compensation Committee of the Board of Directors.

                                        COMPENSATION COMMITTEE

                                        Scott A. Schoen
                                        Thomas R. Shepherd
                                        Warren C. Smith, Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and Thomas H. Lee Co. (which together with its affiliates owns 42.1% of the outstanding Common Stock) are parties to a management agreement entered into in connection with our 1996 recapitalization pursuant to which the Company engaged Thomas H. Lee Co. to provide consulting and management advisory services for an initial period of five years, through September 12, 2001. Under the management agreement and in connection with the closing of the recapitalization, the Company paid

Thomas H. Lee Co. and an affiliate a transaction fee. In consideration of the consulting and management advisory services, the Company pays Thomas H. Lee Co. and its affiliate a management fee. The Company believes that this management agreement is on terms no less favorable to the Company than could have been obtained from an independent third party.

    The Company and David A. Jones are parties to an employment agreement pursuant to which Mr. Jones agreed to be the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Jones also purchased from the Company 227,895 shares of Common Stock with cash and a $500,000 promissory note held by the Company with interest payable at a rate of 7% per annum and principal payable on the earliest of the following to occur: (i) the fifth anniversary of the note; (ii) the date on which (a) Mr. Jones terminates his employment for any reason other than a constructive termination (as defined in his employment agreement) and (b) he is no longer a director of the Company or
(iii) the date the Company terminates Mr. Jones' employment for cause (as defined in his employment agreement). Proceeds from any sale of Mr. Jones' shares must be used to immediately prepay, in whole or in part the principal amount of the promissory note outstanding and any accrued and unpaid interest on the portion prepaid, or the holder of the promissory note may declare the entire principal amount of such note to be immediately due and payable. Mr. Jones receives additional salary at an initial rate of $35,000 annually during the period the promissory note is outstanding. This note will be forgiven upon a change in control of the Company. Mr. Jones also has use of a residence owned by the Company, which he may purchase for a nominal amount upon completion of his employment agreement term or upon a change in control of the Company. In addition, the Company and Kent J. Hussey are parties to an employment agreement pursuant to which Mr. Hussey agreed to be President and Chief Operating Officer of the Company.

    The Company holds five year promissory notes, dated March 17, 1997, from Messrs. Tomlin and Shanesy, in principal amounts of $60,000 and $80,000, respectively, with interest payable at 8% per annum. Such notes were incurred in connection with the purchase of shares of Common Stock by Messrs. Tomlin and Shanesy upon joining the Company. The Company also holds a five-year promissory note with Mr. Hussey, dated April 1, 2000, in principal amount of $200,000 with interest payable at 8% per annum. These notes will be forgiven upon a change in control of the Company.

    Pursuant to the 1997 Plan, on August 1, 1997, certain executive officers of the Company, including Messrs. Tomlin and Shanesy, exercised options to purchase shares of Common Stock under the 1997 Plan with five-year promissory notes held by the Company, in principal amounts of $50,000, and $20,000, respectively, with interest payable at 8% per annum. On September 15, 1997, Mr. Shanesy exercised options under the 1997 Plan with another five-year promissory note held by the Company in the principal amount of $30,002, with interest payable at 8% per annum. These notes will be forgiven upon a change in control of the Company.

    In connection with our recapitalization, the Company entered into a shareholders agreement with Thomas H. Lee Co. and certain of its affiliates, which we refer to as the Lee group, and certain other shareholders of the Company. The shareholders agreement provides for certain restrictions on transfer of the shares beneficially owned by the parties thereto. Additionally, the shareholders agreement provides that, subject to certain limitations, so long as the Lee group and their permitted transferees own at least 10% of the shares of Common Stock acquired in the recapitalization, the Lee group shall have "demand" registrations with respect to their shares of Common Stock. The shareholders party to the shareholders agreement, including the Lee group, are also entitled, subject to certain limitations, to include shares of Common Stock held by them in other registrations of equity securities of the Company initiated by the Company for its own account or pursuant to a request for registration by the Lee group.

                COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*
             AMONG RAYOVAC CORPORATION, THE S&P SMALLCAP 600 INDEX
       THE RUSSELL 2000 INDEX AND THE RUSSELL 2000 CONSUMER STAPLES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on November 20,
1997 with dividends reinvested
                                                                                                Russell 2000
                                                           Rayovac           S&P                    Consumer
                                                            Corp.*  Smallcap 600  Russell 2000       Staples
11/20/97                                                      $100          $100          $100          $100
3/31/98                                                       $168          $113          $112          $116
9/30/98                                                       $122           $86           $85           $94
3/31/99                                                       $197           $92           $94           $91
9/30/99                                                       $154          $101          $102           $91
SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.
*Assumes investment of $100 at the Company's IPO price of
$14.00 on November 21, 1997.

                                 PROPOSAL NO. 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    KPMG LLP currently serves as the Company's independent auditors. They have served in that capacity since September 30, 1996. KPMG examines the accounts of the Company and its subsidiaries and also provides other services to the Company in connection with Securities and Exchange Commission filings.

    Upon recommendation of the Audit Committee, the Board of Directors has appointed KPMG as the independent auditors of the Company for fiscal 2000. The shareholders are asked to ratify this action of the Board. Shareholder ratification of the selection of KPMG as the Company's independent auditors for fiscal year 2000 is not required by the Company's By-Laws or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the Board of Directors' selection of KPMG as the Company's independent auditors for fiscal year 2000, the Board of Directors will consider the matter at its next meeting.

    It is anticipated that one or more representatives of KPMG will be present at the annual meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2 TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2000.

                                 OTHER MATTERS

    The Board of Directors knows of no other items of business to be brought before the meeting other than as set forth above. If any other items of business should properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

                             SHAREHOLDER PROPOSALS

    Under the rules and regulations of the Securities and Exchange Commission, shareholder proposals intended to be presented in the Company's proxy statement for the 2001 annual meeting of shareholders must be received at the principal executive offices of the Company, 601 Rayovac Drive, Madison, Wisconsin 53711, no later than February 17, 2001 in order to be considered for inclusion in the Company's proxy statement for such meeting.

    Under the Company's By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in the Company's proxy statement) at the 2001 annual meeting of shareholders may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at its principal executive offices no earlier than May 6, 2001 and not later than May 31, 2001. The notice must contain certain information as specified in the By-Laws. Any such proposal received after May 31, 2001 will not be considered "timely" under the federal proxy rules for purposes of determining whether the Company may use discretionary authority to vote on such proposal.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE ON REQUEST BY WRITING TO THE CORPORATE COMMUNICATIONS DEPARTMENT, RAYOVAC CORPORATION, 601 RAYOVAC DRIVE, MADISON, WISCONSIN 53711.

    THE ANNUAL REPORT TO SHAREHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999, INCLUDING THE COMPANY'S FINANCIAL STATEMENTS FOR ITS 1999 FISCAL YEAR, WAS PREVIOUSLY MAILED TO SHAREHOLDERS ON FEBRUARY 9, 2000. AN ADDITIONAL COPY OF THE ANNUAL REPORT TO SHAREHOLDERS MAY BE OBTAINED BY WRITING TO THE CORPORATE COMMUNICATIONS DEPARTMENT AT THE ABOVE ADDRESS.

                                        By Order of the Board of Directors

                                        /s/ James T. Lucke

                                        James T. Lucke
                                        Secretary

June 20, 2000

                               RAYOVAC CORPORATION
                          ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 20, 2000

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE RAYOVAC CORPORATION ANNUAL MEETING OF SHAREHOLDERS ON JULY 20, 2000 OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.
P

R           The undersigned, having read the Notice of Annual Meeting of
     Shareholders and Proxy Statement dated June 20, 2000, receipt of which
O is hereby acknowledged, does hereby appoint and constitute KENT J. HUSSEY and JAMES T. LUCKE, and each or any of them, the attorneys and
X proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting
Y of Shareholders of Rayovac Corporation to be held at the Company's headquarters, 601 Rayovac Drive, Madison, Wisconsin, on Thursday, July 20, 2000 at 8:00 a.m. and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

                (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)


                                                    --------------------------
                                                        SEE REVERSE SIDE
                                                    --------------------------

-----   PLEASE MARK YOUR VOTES
  X     AS INDICATED IN THIS EXAMPLE
-----

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

-------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------

1. To elect Kent J. Hussey, Warren C. Smith, Jr. and Joseph W. Deering as Class III directors for a three-year term. If any such nominees should be unavailable, the proxies or any of them may vote for substitute nominee(s) at their discretion.

   INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominee's name in the space provided below.


_______________________________________________________________________________

          FOR all                WITHHOLD
      nominees listed            AUTHORITY
       above (except          to vote for all
       as marked to           nominees listed
       the contrary)               above

           / /                     / /


2. To ratify the appointment by the Board of Directors of KPMG LLP as the Company's independent accountants for 2000.


                 FOR       AGAINST       ABSTAIN

                 / /        / /            / /


3. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.


              Dated:________________________________, 2000

              ____________________________________________

              ____________________________________________
              SIGNATURE(S)

              IMPORTANT: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.